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                                                                    EXHIBIT 23.2









                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Form SB-2 Registration Statement of our report dated September 25, 2002 on the balance sheet of Iroquois Bio-Energy Company, LLC as of July 31, 2002, and the related statements of operations, changes in members' equity and cash flows for the period from inception (April 2, 2002) to July 31, 2002, and to the reference to our firm under the caption "Experts" in the Prospectus included therein.


                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

                                   Certified Public Accountants

Minneapolis, Minnesota
October 22, 2002